Exhibit 4.2
                                   -----------

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                         SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated December 13, 2002 (the "Instrument"), between Ameriquest Mortgage Securities Inc. as seller (the "Depositor") and Deutsche Bank National Trust Company as trustee (the "Trustee") of the Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2002-4, and pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2002 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Ameriquest Mortgage Company as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        Conveyance of Subsequent Mortgage Loans.
                                    ---------------------------------------

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as originator and as seller, to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.



         Section 2.        Representations and Warranties; Conditions Precedent.
                           ----------------------------------------------------

                  (a) The Depositor hereby confirms that each of the conditions precedent and the



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representations and warranties set forth in Section 2.10 of the Pooling and
Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        Recordation of Instrument.
                                    -------------------------

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.        Governing Law.
                                    -------------

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        Counterparts.
                                    ------------

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.





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                  Section 6.         Successors and Assigns.
                                     ----------------------

                  This Instrument shall inure to the benefit of and be binding upon the Depositor, the Trustee and their respective successors and assigns.

                                          AMERIQUEST MORTGAGE SECURITIES INC.


                                          By:    /s/
                                                 ----------------------------
                                          Name:
                                          Title:

                                          DEUTSCHE BANK NATIONAL TRUST
                                          COMPANY, as Trustee


                                          By:    /s/
                                                 ----------------------------
                                          Name:
                                          Title:


ATTACHMENTS

A.                Additional terms of sale.
B.                Schedule of Subsequent Mortgage Loans.




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                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: December 1, 2002
                  2.       Subsequent Transfer Date: December 13, 2002
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $299,978,211.03
                  4.       Purchase Price: 100.00%

         B. The following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date is true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the remaining term to stated maturity of the Subsequent Mortgage Loan will not be less than 174 months and will not exceed 360 months from its first payment date; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.00%; (v) the Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 3 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 5.75% or greater than 14.96%; (vii) the Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or purchased by the Originator in accordance with its underwriting guidelines; (viii) the Subsequent Mortgage Loan must have a first payment date occurring on or before February 1, 2003 and (ix) the Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.


         C. Following the purchase of the Subsequent Group I Mortgage Loans, the Group I Mortgage Loans (including the related Subsequent Group I Mortgage Loans) will, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.94% and not more than 8.10%; (iii) have a weighted average Loan-to-Value Ratio of not more than 79.39%, (iv) consist of Mortgage Loans covered by the PMI Policy representing no less than approximately 48.80% of the Group I Mortgage Loans, (v) have no Mortgage Loan with a principal balance in excess of $405,000 and (vi) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 80.36% of the Group I Mortgage Loans, in each case, measured by aggregate principal balance of the Group I Mortgage Loans as of the related Cut-off Date.


         Following the purchase of the Subsequent Group II Mortgage Loans, the Group II Mortgage Loans (including the related Subsequent Group II Mortgage Loans) will, as of the related Subsequent



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Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 8.65% and not more than 8.80%;
(iii) have a weighted average Loan-to-Value Ratio of not more than 79.63%; (iv) have no Mortgage Loan with a principal balance in excess of $500,000 (v) consist of Mortgage Loans covered by the PMI Policy representing no less than approximately 41.10% of the Group II Mortgage Loans; (vi) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 77.33% of the Group II Mortgage Loans; and (v) have a weighted average Gross Margin of not less than 6.37%, in each case, measured by aggregate principal balance of the Group II Mortgage Loans as of the related Cut-off Date.

         Following the purchase of the Subsequent Group III Mortgage Loans, the Group III Mortgage Loans (including the related Subsequent Group III Mortgage Loans) will, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 8.07% and not more than 8.23%; (iii) have a weighted average Loan-to-Value Ratio of not more than 81.70%; (iv) have no Mortgage Loan with a principal balance in excess of $1,470,000; (v) consist of Mortgage Loans covered by the PMI Policy representing no less than approximately 32.90% of the Group III Mortgage Loans; (vi) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 73.83% of the Group III Mortgage Loans,
(vii) consist of fixed-rate Mortgage Loans representing no less than 6.44% and no more than 6.75% of the Group III Mortgage Loans; and (viii) with respect to the adjustable-rate Group III Mortgage Loans, have a weighted average Gross Margin of not less than 6.37%, in each case, measured by aggregate principal balance of the Group III Mortgage Loans as of the related Cut-off Date.






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                                  ATTACHMENT B
                                  ------------

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

                                [FILED BY PAPER]